                                                                   EXHIBIT 10.29
                         [CORESTATES BANK LETTERHEAD]

June 4, 1997

RYKA, Inc.
555 South Henderson Road
King of Prussia, PA 19406
Attention: Steve Wolf

RE: REVOLVING CREDIT AGREEMENT DATED AUGUST 15, 1996 BY AND AMONG CORESTATES BANK, N.A. (THE BANK") AND RYKA INC. (THE "BORROWER")(AS AMENDED FROM TIME TO TIME, THE "CREDIT AGREEMENT").

Dear Steve:

          As you know, the Credit Agreement was due to mature by its terms as of today. Pursuant to your request, I am writing to confirm that the Borrower and the Bank have agreed to modify the Credit Agreement in accordance with the terms set forth in this letter (the "Letter Agreement") to, among other things, extend the Termination Date until the earlier to occur of (i) the occurrence of an Event of Default under the Credit Agreement; or (ii) November 30, 1997. All capitalized terms used in this Letter Agreement without definition shall have the meanings given to such terms in the Credit Agreement.

                               Terms of Amendment
                               ------------------

     1. A new definition of "Guarantors" is hereby added to the Credit Agreement as follows:

          "Guarantors" shall mean, collectively, Michael G. Rubin and MR Acquisitions, LLC.

     2. The definition of "Termination Date" as set forth on page 5 of the Credit Agreement is hereby deleted in its entirety and a new definition of "Termination Date" is hereby added as follows:

          "Termination Date" shall mean the earlier to occur of (i) at the Bank's option, the occurrence of an Event of Default under this Agreement; or (ii) November 30, 1997.

     3. Section 2.01 of the Credit Agreement is hereby deleted in its entirety and a new Section 2.01 is added in its place as follows:

          SECTION 2.01. Revolving Credit. The Bank agrees on the terms and conditions hereinafter set forth, to make loans (the "Loans") to the Borrower from time to time during the period from June 4, 1997 up to and including the Termination
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RYKA INC.
June 4, 1997
Page 2

          Date in an aggregate amount not to exceed at any time the lesser of:
          (i) the difference between Four Million Five Hundred Thousand Dollars ($4,500,000) and the proceeds of any equity raised by the Borrower for working capital purposes from Patrick Tang on or after June 4, 1997; or (ii) the Borrowing Base (as the case may be, the "Commitment"). Within the limits of the Commitment, the Borrower may borrow, prepay pursuant to section 2.07(2), and reborrow under this section 2.01. All Loans shall be Prime Loans notwithstanding any reference to LIBOR Loans contained in this Agreement. All Loans shall be made and maintained at the Bank's Lending Office.

     4. Section 2.05 of the Credit Agreement is hereby deleted in its entirety and a new Section 2.05 is added in its place as follows:

          SECTION 2.05. Interest. From June 1, 1997 through and including the Termination Date, the Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Revolving Credit Loans made under this Agreement at the Prime Rate plus three and one-half percent (3-1/2%). Notwithstanding the foregoing, at the election of the Bank, at any time following the Termination Date and continuing thereafter until the Revolving Credit Loans are repaid in full, interest shall accrue at a default rate equal to the otherwise applicable rate plus two percentage points.

     5. The following new section is hereby added at the end of Article 7 of the Credit Agreement:

          SECTION 7.05. Receivables Turnover Ratio. On an annualized basis as of each designated month-end, the Borrower will maintain a Receivables Turnover Ratio (defined as net sales over average monthly accounts receivable) equal to or greater than the following:


                                       Receivables Turnover
                                               Ratio
                                     -------------------------

               June 30, 1997                    7.7
               July 31, 1997                    4.7
               August 31, 1997                  3.0
               September 30, 1997               4.9
               October 31, 1997                 2.2
               November 30, 1997                1.3

          For purposes of calculating the Receivables Turnover Ratio, the average monthly accounts receivable will be calculated as one half of the sum of accounts
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RYKA INC.
June 4, 1997
Page 3

          receivable value as of the first day of the applicable month plus the accounts receivable value as of the last day of the applicable month.

     6. Two new sections 8.01(11) and 8.01(12) are hereby added to the Credit Agreement as follows:

          (11) The Borrower or the Individual Guarantor shall fail to observe any covenant term or condition set forth in that certain letter agreement dated June 4, 1997 by and among the Bank, the Borrower, the Individual Guarantor, and MR Acquisitions, LLC.

          (12) Any Event of Default occurs under that certain Second Forbearance Agreement dated June 4, 1997 by and among the Bank, KPR Sports International, Inc. and various other parties.

     7. The effectiveness of this Letter Agreement and the Bank's obligations hereunder are conditioned upon the delivery by the Borrower of the following:

          (a) This  Letter Agreement duly executed by the Borrower and Michael
              G. Rubin.

          (b) An Amended and Restated Revolving Credit Note duly executed by the Borrower.

          (c) A Certification of Corporate Authority executed by the Secretary of the Borrower, dated as of the date of this Letter Agreement, certifying the incumbency and signature of the officers of the Borrower executing this Letter Agreement and all other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary.

          (d) Unlimited Guaranty of MR Acquisitions, Inc. in favor of Lender dated June 4, 1997.

          (e) Stock Pledge Agreement dated June 4, 1997 by MR Acquisitions in favor of Lender.

          (f) Unlimited Personal Guaranty of Michael Rubin.

          (g) Stock Pledge Agreement by Michael Rubin.
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RYKA INC.
June 4, 1997
Page 4

          (h) Stock Powers by Michael Rubin.

          (i) Stock Powers by MR Acquisitions, LLC.

          (j) A Landlord's Waiver (Henderson Road Facility).

          (k) Such Uniform Commercial Code Financing Statements and other security documents as shall be presented by the Bank on or before the closing date.

          (l) Such other documents as may be required by the Bank to carry out the provisions of this Letter Agreement.

     8. On June 4, 1997, as consideration for the Bank's undertakings pursuant to this Letter Agreement, a non-refundable fee (the "Forbearance Fee") of $45,000 shall accrue and be payable by the Borrower in two equal installments of $22,500, payable on June 4, 1997 and August 25, 1997, respectively.

     9. The Borrower acknowledges and agrees that as of and at all times after June 4, 1997: (a) the Borrower will not be given credit on any of its accounts for uncollected funds; (b) the Bank will issue no letter of credit for the Borrower's account expiring later than January 15, 1998; and (c) the Bank's agreement to enter into this Letter Agreement does not constitute the consent of the Bank to any proposed merger between the Borrower and KPR Sports International, Inc., and the Bank expressly reserves the right to review the terms of any proposed merger as and when presented.

     10. The Borrower will provide the Bank with full disclosure related to the proposed Tang Group equity transaction and will provide the Bank with the information necessary to review and provide consent for the Tang transaction consistent with the Loan Documents. The Borrower will apply all proceeds received from the Tang Group equity transaction first, to its subordinated
                                                -----
indebtedness obligations to KPR Sports International, Inc., and second, to its
                                                                ------
working capital fund, provided, however, that to the extent proceeds are applied to the Borrower's working capital fund, the Commitment will be reduced by a dollar amount corresponding to the amount of such working capital funds.

     11. The Borrower and the Guarantors, on behalf of themselves, and all persons and entities claiming by, through, or under any of them, hereby release, waive and forever discharge the Bank, and all of the Bank's officers, directors, attorneys, agents, affiliates, and successors and assigns, of, from, and with respect to any and all manner of action and actions, cause and causes of actions, suits, disputes, claims, counterclaims and/or liabilities, cross claims, defenses, and any claims for avoidance or other remedies available to a debtor, its estate or any trustee or representatives thereof, whether now known or unknown, suspected or unsuspected, past or
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RYKA INC.
June 4, 1997
Page 5

present, asserted or unasserted, contingent or liquidated, whether or not well founded in fact or law, whether in contract, in tort or otherwise, at law or in equity, which the Borrower and/or the Guarantors had or now have, claim to have had, now claim to have or hereafter can, shall or may claim to have against the Bank, for or by reason of any cause, matter, or thing whatsoever arising from the beginning of the world through the date hereof, including any claims based upon, relating to or arising out of any and all transactions, relationships or dealings with or loans made to the Borrower prior to the date hereof.

          12. Any notice given pursuant to this Letter Agreement or pursuant to any document comprising or relating to this Letter Agreement or any of the other Loan Documents shall be in writing, including telecopies. Notice given by telecopy or other electronic mail shall be deemed to have been given and received when sent. Notice given by overnight mail courier shall be deemed to have been given and received one (1) day after the date delivered to such overnight courier by the party sending such Notice. Notice by mail shall be deemed to have been given and received three (3) days after the date deposited, when sent by first class certified mail, postage prepaid, and addressed as follows:

          To the Borrower:
               RYKA Inc.
               555 South Henderson Road
               King of Prussia, PA 19406
               Attention: Steve Wolf
               Telecopy: (610) 768-0753

          With a copy to:
               David S. Mandel, Esquire
               Astor, Weiss, Kaplan, and Rosenblum
               Broad Street at Walnut
               Philadelphia, PA 19102
               Telecopy:  (215) 790-0509

          To the Guarantor:
               c/o RYKA Inc.
               555 South Henderson Road
               King of Prussia, PA 19406
               Telecopy: (610) 768-0753
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RYKA INC.
June 4, 1997
Page 6

          To the Bank:
               CoreStates Bank, N.A.
               1339 Chestnut Street
               Widener Building
               Philadelphia, PA 19102
               Attn: C.B. Cook, Vice President
               Telecopy: (215) 786-7657

          With a copy to:
               Duane, Morris & Heckscher LLP
               One Liberty Place, 41st Floor
               Philadelphia, PA  19103
               Attention:  Peter S. Clark, Esquire
               Telecopier Number:  215-979-1020

     13. On or before the date hereof, the Borrower shall pay to the Bank the amount of the Bank's costs incurred in connection with this Letter Agreement and the other Loan Documents.

     14. Except as expressly modified herein, the Credit Agreement remains in full force and effect and the Borrower and the Guarantor hereby affirm and reaffirm to the Bank their respective representations, warranties and covenants as set forth in the Credit Agreement and the other Loan Documents.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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RYKA INC.
June 4, 1997
Page 7

          Please indicate the consent and agreement of the parties to the Loan Documents to this Letter Agreement by having this Letter Agreement signed below by an authorized officer of the Borrower and by Michael Rubin, as guarantor of the Loan.

                              Sincerely,

                              CoreStates Bank, N.A.


                              By: /s/ Charles B. Cook
                                  --------------------
                                     Charles B. Cook
                                     Vice President
ACCEPTED AND AGREED TO
AS OF THIS 4TH  DAY OF
JUNE 1997:

RYKA INC.


By: /s/ Michael G. Rubin
   __________________________
      Michael G. Rubin
      Chief Operating Officer


ACKNOWLEDGED AND AGREED TO
AS OF THIS ____ DAY OF JUNE  1997:

/s/ Michael G. Rubin
------------------------------
Michael G. Rubin, as Guarantor


MR ACQUISITIONS, LLC, as guarantor

By:  KPR Sports International, Inc.
     Authorized Member

By: /s/ Michael Rubin
______________________________
      Michael Rubin
       President